Exhibit 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT

INSIGHT ENTERPRISES, INC. ANNOUNCES DISMISSAL OF SECURITIES LITIGATION

TEMPE, Ariz. – May 11, 2004 – Insight Enterprises, Inc. (Nasdaq: NSIT) today announced that the United States District Court for the District of Arizona has dismissed with prejudice the second amended and consolidated securities class action complaint filed against Insight and certain individual defendants. The original complaint had been filed in August 2002. The order of dismissal was granted with prejudice and without leave to amend, but the order is subject to appeal to the Ninth Circuit.

About Insight Enterprises, Inc.

Insight Enterprises, Inc. is a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. The company has approximately 4,000 employees worldwide and generated sales of $2.9 billion for its most recent fiscal year, which ended Dec. 31, 2003. Insight Enterprises, Inc. is ranked No. 537 on Fortune Magazine’s 2004 “Fortune 1000” list. For more information about Insight Enterprises, Inc., call 480-902-1001 in the United States or visit www.insight.com.

CONTACTS:	STANLEY LAYBOURNE	KAREN MCGINNIS
	EXECUTIVE VICE PRESIDENT,	SENIOR VICE PRESIDENT-
	CHIEF FINANCIAL OFFICER AND TREASURER	FINANCE
	TEL. 480-350-1142	TEL. 480-333-3074
	EMAIL slaybour@insight.com	EMAIL kmcginni@insight.com

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958